April 22, 2008

Board of Directors
Asian Trends Media Holdings, Inc.

3rd Floor, Far East Consortium Building

204-206 Nathan Road

Kowloon, Hong Kong

Re: Registration Statement on Form S-1 of Asian Trends Media Holdings, Inc.

Dear Directors:

You have requested my opinion as counsel for Asian Trends Media Holdings, Inc., (the "Company"), in connection with a Registration Statement on Form S-1 (the "Registration Statement") to be filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"), as to the legality of the 1,000,000 shares (the "Shares") of Common Stock, par value $1.00 per share, of the Corporation which are being registered in the Registration Statement.

I have made such legal examination and inquiries as I have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:

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Original Hong Kong Articles, British Virgin Island Articles, and Florida Articles of Incorporation;

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The Company's resolutions of the Board of Directors authorizing the issuance of shares; and

In rendering my opinion, I have relied upon, with the consent of the Company and its members: (i) the representations of the Company and its members and other representatives as set forth in the aforementioned documents as to factual matters; and (ii) assurances from public officials and from members and other representatives of the Company as I have deemed necessary for purposes of expressing the opinions expressed herein. I have not undertaken any independent investigation to determine or verify any information and representations made by the Company

Board of Directors

Asian Trends Media Holdings, Inc.

April 22, 2008

and its members and representatives in the foregoing documents and have relied upon such information and representations in expressing my opinion.

I have assumed in rendering these opinions that no person or party has taken any action inconsistent with the terms of the above-described documents or prohibited by law.

The opinions set forth herein are based upon existing Florida corporate law, including Florida statutory provisions and applicable provisions of the Florida Constitution, and all judicial decisions interpreting those laws, all of which are subject to change prospectively and retroactively.  This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.

Based upon the foregoing, I advise you that in my opinion each outstanding share of Common Stock registered in this offering for resale is legally issued, fully paid, and non-assessable.

I hereby consent to the discussion in the Registration Statement of this opinion, the filing of this opinion as an exhibit to the Registration Statement, and to the use of my name therein.

Sincerely,

/s/ Diane J. Harrison
 Diane J. Harrison